February 5, 2007
VIA U.S. MAIL

Brian Kistler
Freedom Financial Holdings, Inc.
6615 Brotherhood Way, Suite A
Fort Wayne, Indiana 46825

Re:	Lock Up Agreement

Dear Mr. Kistler:

I am a shareholder of Freedom Financial Holdings, Inc., a Maryland corporation (the “Company”). I am the holder of ______ (___) shares of common stock of the Company (the “Shares”). I hereby agree that for a period of three hundred sixty (360) days after the effective date of the registration statement on Form SB-2 relating to the public offering of common stock of the Company contemplated to be filed within the next thirty (30) days (the “Effective Date”), I will not, directly or indirectly, offer, sell, grant any options to purchase, or otherwise dispose of any shares of Company Common Stock without your prior written consent, except I may transfer any number of such shares to my children, by gift or otherwise, provided that any such shares will continue to be subject to the restrictions set forth in this letter.

I hereby consent to the Company informing the transfer agent of the Company of these restrictions and understand that a stop transfer order will be placed at the transfer agent to enforce the terms and conditions of this letter. Further, I consent to the placement of a legend on the certificate as set forth:

“THESE SHARES ARE RESTRICTED BY A LETTER AGREEMENT DATED AS OF FEBRUARY 5, 2007, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

This agreement shall be binding on the undersigned and its respective successors, heirs, personal representatives, and assigns.

Very truly yours,

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